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THIS WEEK IN AUSTRALIA
ooooooooooooooooooooooooooooooooooooooooooooooooooooooo

Week ending April 9, 1999                                             EQUITILINK
                                                           INVESTMENT MANAGEMENT
 ........................................

ECONOMIC NEWS

o "Our Economy Still Shining", The Sydney Morning Herald, Thursday April 8, 1999, page 23.
o The National Australia Bank business conditions index remained at very strong levels in the March quarter, suggesting annual non-farm GDP growth would hold around 4.5%.
o Employment fell slightly in March after a strong rise in February. Despite this, the unemployment rate remained steady at 7.4%.
o Building Approvals increased by 5.1% in seasonally adjusted terms in February.
o The February goods and services trade deficit was above market expectations at A$1.517 Bn seasonally adjusted. o Retail trade fell slightly in February seasonally adjusted, but was better than expected.

CORPORATE NEWS

o Brambles Industries Ltd. has been given a strong "BUY" recommendation from a leading Australian stockbroker. While increased competition in the Chep pallet rental business may lead to some deterioration of margins, the stockbroker considers this inconsequential.
o ANZ Banking Group Ltd. is reported to have entered talks with the leading Australian online broking firm E*Trade Australian Group with the aim to forge an alliance allowing ANZ to take advantage of the Internet boom.
o    Lend Lease Corporation Ltd. announced a 2.7 million share buy-back.
o Telstra Corporation Ltd.'s further privitisation is still being considered in Parliament.
o News Corporation Ltd. rallied strongly after Liberty Media Group, the cable TV programming company, announced that it will acquire an 8% stake in News valued at about $2.1 Bn.

MARKETS

o The Australian stockmarket rallied this week, with the ASX All Ordinaries Index closing above 3000.
o The Australian dollar depreciated due to the weaker employment figures and some softness in commodity prices.
o    Australian bonds yields declined along with US treasury yields.

 ----------------------------------------------------------------------------------------------------------------------------------
|         %             |  Current  |   1      Week  |   1      month  |   3      months  |    6       months  |    1      Year    |
| ASX All Ordinaries    |    3065   |  2973    +3.1% |  2930    +4.6%  |  2856     +7.3%  |   2503     +22.5%  |  2814     +8.9%   |
| ASX All Industrials   |    5517   |  5347    +3.2% |  5303    +4.0%  |  5173     +6.6%  |   4346     +26.9%  |  4852    +13.7%   |
| ASX All Resources     |    1038   |  1034    +0.4% |   979    +6.0%  |   951     +9.1%  |   1027      +1.1%  |  1183    -12.3%   |
| Australian Dollar     |   0.6265  | 0.6344   -1.2% | 0.6316   -0.8%  | 0.6338    -1.2%  |  0.6143     +2.0%  | 0.6623    -5.4%   |
 ----------------------------------------------------------------------------------------------------------------------------------

OUTLOOK
o The Australian dollar is expected to be supported by stronger global industrial production, which should also see resource stock prices increase.
o As the Australian economy continues to grow strongly, with low inflation, the economic fundamentals for the Australian stockmarket remain positive.


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accuracy or reliability of such  information.  That  discussion,  as well as the discussion of outlook, which represents the views of EquitiLink, is subject to change as market and economic events unfold.